
                                    EXHIBIT C
                          Existing Options and Warrants

------------------------------------ ---------------------- ------------ ------------------------ ------------------
                                            Shares                                                      Total
                                          Underlying         Exercise                                 Exercise
              Holder                    Option/Warrant         Price           Expiration            Price as of

                                                                                                       6/30/98
Kardatzke Management, Inc. ("KMI")
                                                100,000(1)      (2)      December 31, 2000                 $270,000
KMI                                             300,000(3)     $2.15     March 5, 2000                      645,000
                                                                                                            -------
                                                                                                            915,000
Institutional Venture Partners VI
Limited Partnership ("IVPP")
                                                 20,143(1)      (2)      December 31, 2000                54,386.10
IVPP                                             60,429(3)     $2.15     March 5, 2000                   129,922.35
IVPP                                            139,906(4)     $2.15     December 11, 2002               300,797.90
                                                                                                         ----------
                                                                                                         485,106.35
IVP Founders Fund I ("IVP-FF")
                                                    857(1)      (2)      December 31, 2000                 2,313.90
IVP-FF                                            2,571(3)     $2.15     March 5, 2000                     5,527.65
IVP-FF                                            5,953(4)     $2.15     December 11, 2002                12,798.95
                                                                                                          ---------
                                                                                                          20,640.50
Institutional Venture Management
VI ("IVM")                                          429(1)      (2)      December 31, 2000                 1,158.30
IVM                                               1,286(3)     $2.15     March 5, 2000                     2,764.90
IVM                                               2,976(4)     $2.15     December 11, 2002                 6,398.40
                                                                                                           --------
                                                                                                          10,321.60
Frazier Healthcare II, L.P.
("Frazier")                                      16,071(1)      (2)      December 31, 2000                43,391.70
Frazier                                          48,214(3)     $2.15     March 5, 2000                   103,660.10
Frazier                                         111,627(4)     $2.15     December 11, 2002               239,998.05
                                                ----------                                               ----------
                                                                                                         387,049.85
         Total                                     910,462                                            $1,818,118.30
                                                   =======                                            =============



(1)      Options issued pursuant to Section 6.6(c) of Convertible Note.
(2)      $2.70 per share from 6/1/98 - 12/31/98; $3.15 per share from 1/1/99 - 12/31/99; $3.75 per share from
         1/1/2000 - 12/31/2000.
(3)      Options issued pursuant to Section 6.6(d) of Convertible Note.
(4)      Warrants issued on December 11, 1997 as part of loan financing which was converted on May 29, 1998.




                                       41